SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2006 (July 18, 2006)

COWEN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52048	84-1702964
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1221 Avenue of the Americas
New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 562-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of  Principal Officers.

On July 18, 2006, Mark E. Kaplan resigned from the Board of Directors of Cowen Group, Inc., a Delaware corporation (the “Company”) as required by the Stockholders Agreement (the “Stockholders Agreement”), dated as of July 12, 2006, by and between the Company and SG Americas Securities Holdings, Inc. (“SGASH”).  Pursuant to the Stockholders Agreement, SGASH has the right to nominate: (i) two individuals to serve on the Company’s Board of Directors for so long as SGASH owns at least 40% of the Company’s outstanding common stock and (ii) one individual to serve on the Company’s Board of Directors for so long as SGASH owns less than 40% but at least 10% of the Company’s outstanding common stock.  SGASH’s two designated directors, Mr. Kaplan and Jean-Jacques Ogier, served on the Company’s Board of Directors since the Company’s incorporation in February 2006.  The Stockholders Agreement requires SGASH to cause its designated director(s) to resign from the Company’s Board of Directors following the date that its ownership of the Company’s common stock falls below 40% and 10%, respectively.  In connection with the initial public offering of the Company’s common stock, on July 18, 2006, SGASH’s ownership of the Company’s outstanding common stock was reduced to 11.2% and SGASH caused Mr. Kaplan to resign from the Company’s Board of Directors.  SGASH’s other designated director, Mr. Ogier, continues to serve on the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2006	COWEN GROUP, INC.

/s/ Christopher A. White
	By:	Christopher A. White
	Title:	Vice President